UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             December 17, 2009

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2009, the Registrant’s AMREP Southwest Inc. subsidiary (the “Borrower”), entered into a Loan Agreement dated that date with, and delivered its related Promissory Note to, Compass Bank (said Loan Agreement and Promissory Note, together, the “New Credit Facility”).  The New Credit Facility replaces the Borrower’s revolving credit facility with Compass Bank, under which $24,000,000 was outstanding, that matured on December 17, 2009.  The proceeds of the New Credit Facility along with a portion of a capital contribution made by the Registrant to the Borrower were applied to discharge the maturing facility.

The New Credit Facility provides for a non-revolving loan in the original principal amount of $22,500,000 due in a single payment on December 16, 2010, subject to mandatory prepayments from a portion of the cash Borrower may receive from its real estate sales in excess of certain thresholds.  The outstanding principal of the New Credit Facility bears fluctuating interest at the annual rate of reserve adjusted 30-day LIBOR (determined at the start of each 30-day interest period) plus 3.5%, but not less than 5%, and the Borrower is required to maintain a cash reserve with the lender, initially $1,100,000 and always not less than $500,000, to fund the interest payments.  The New Credit Facility is secured by a mortgage on certain real property of the Borrower and requires that the appraised value of the collateral be at least 2.5 times the outstanding principal of the loan.

The New Credit Facility contains a number of restrictive covenants including covenants requiring the Borrower to maintain a minimum tangible net worth and to maintain a certain level of debt service coverage and a covenant restricting the Borrower from making distributions and other payments to the Registrant beyond a stated management fee.

Under the New Credit Facility it is an event of default if the Borrower fails to make the payments required of it or otherwise to fulfill the covenants applicable to it.  In the case of events of default which are unremedied within allowable grace periods, the lender may require immediate repayment of the outstanding loan.

A copy of the Loan Agreement is included as Exhibit 10.1 and a copy of the related Promissory Note is included as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item 2.03 by reference and any description of the New Credit Facility in this Item 2.03 is qualified by such reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement dated December 17, 2009 between AMREP Southwest Inc. and Compass Bank.
10.2	$22,500,000 Promissory Note dated December 17, 2009 of AMREP Southwest Inc. payable to the order of Compass Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation
(Registrant)

By: /s/ Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  December 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement dated December 17, 2009 between AMREP Southwest Inc. and Compass Bank.
10.2	$22,500,000 Promissory Note dated December 17, 2009 of AMREP Southwest Inc. payable to the order of Compass Bank.